--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                               BRUSH WELLMAN INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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--------------------------------------------------------------------------------

                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                             Cleveland, Ohio 44110

                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The annual meeting of shareholders of Brush Wellman Inc. will be held at The Forum, One Cleveland Center, 1375 East Ninth Street, Cleveland, Ohio on Tuesday, May 4, 1999 at 11:00 A.M. (Eastern Daylight Time), for the following purposes:

     (1) To elect three directors, each to serve for a term of three years and until a successor shall have been elected and qualified.

     (2) To ratify and approve the selection of Ernst & Young LLP as independent auditors of the Company for the year 1999.

     (3) The transaction of such other business as may properly come before such meeting.

     The Board of Directors has fixed the close of business on March 8, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                            MICHAEL C. HASYCHAK
                                               Secretary

March 15, 1999

                      IMPORTANT -- YOUR PROXY IS ENCLOSED

 PLEASE SIGN, DATE AND RETURN YOUR ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE.

                               BRUSH WELLMAN INC.
                             17876 St. Clair Avenue
                             Cleveland, Ohio 44110

                                PROXY STATEMENT

                                 MARCH 15, 1999

     This statement is furnished in connection with the solicitation by the Board of Directors of Brush Wellman Inc. (the "Company") of proxies to be used at the annual meeting of shareholders of the Company to be held on May 4, 1999. This statement and the related form of proxy are being sent to shareholders on or about the date of this statement.

     If the enclosed form of proxy is properly executed and returned, the shares represented by it will be voted at the meeting. The proxy may be revoked at any time prior to its exercise by giving notice to the Company in writing or in open meeting.

     As of March 8, 1999, the record date for the meeting, the Company had outstanding and entitled to vote 16,322,886 shares of Common Stock.

     Each outstanding share of Common Stock is entitled to one vote on each matter brought before the meeting. Under Ohio law, shareholders have cumulative voting rights in the election of directors, provided not less than 48 hours notice in writing is given by any shareholder to the President, any Vice President or the Secretary of the Company that he desires that voting at such election be cumulative, and an announcement of the giving of such notice is made upon the convening of the meeting. When cumulative voting applies, each share has a number of votes equal to the number of directors to be elected, and a shareholder may give all of his votes to one nominee or divide his votes among as many nominees as he sees fit. Unless contrary instructions are received on proxies given to the Company, in the event that cumulative voting applies, all votes represented by such proxies will be divided evenly among the candidates nominated by the Board of Directors, except that if voting in such manner would not be effective to elect all such nominees, such votes will be cumulated in the discretion of the Company so as to maximize the number of such nominees elected.

     At the annual meeting, the results of shareholder voting will be tabulated by the inspector of elections appointed for the annual meeting. Under Ohio law and the Company's Articles of Incorporation and Regulations, properly executed proxies that are marked "abstain" or are held in "street name" by brokers and not voted on one or more of the items (if otherwise voted on at least one item) will be counted for purposes of determining whether a quorum has been achieved at the annual meeting. Votes withheld in respect of Item 1 will not be counted in determining the election of directors. Abstentions and broker non-votes in respect of Item 2 will not be considered as votes cast for purposes of determining whether those matters are approved.

     In addition to the solicitation of proxies by the use of the mails, officers and other employees of the Company may solicit the return of proxies by personal interview, telephone and telecopy. Brokerage houses, banks and other custodians, nominees and fiduciaries will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses. The costs of the solicitation of proxies will be borne by the Company.

                           1.  ELECTION OF DIRECTORS

     At the present time it is intended that proxies will be voted for the election of Albert C. Bersticker, Charles F. Brush III and David L. Burner.

     If any of these nominees should become unavailable, it is intended that the proxies will be voted as the Board of Directors shall determine. The Company has no reason to believe that any of the nominees will be unavailable. The three nominees receiving the greatest number of votes will be elected as directors of the Company. Pursuant to the Company's Code of Regulations, the class of directors whose terms expire in 2000 has been increased by the Board of Directors from three members to four. Mr. David H. Hoag was appointed by the Board of Directors as a director on February 2, 1999 as the fourth member of this class.

     The following table sets forth information concerning the nominees and the directors whose terms of office will continue after the meeting:

--------------------------------------------------------------------------------
         NOMINEES WHOSE TERMS END IN 2002             CURRENT EMPLOYMENT
--------------------------------------------------------------------------------
ALBERT C. BERSTICKER                                Chairman, Ferro Corporation
  Director since 1993                               (Specialty Chemicals)
  Member -- Governance Committee and
     Organization and
     Compensation Committee
Age -- 64

Mr. Bersticker was elected Chairman of Ferro Corporation in February 1996. He served as Chief Executive Officer of Ferro Corporation from 1991 until January of 1999 and as its President from 1990 until February 1996. Mr. Bersticker is a director of Ferro Corporation, KeyCorp Inc. and Oglebay Norton Company.
--------------------------------------------------------------------------------

DR. CHARLES F. BRUSH, III                           Personal investments
  Director since 1958
  Member -- Audit and Organization
     and Compensation Committee
Age -- 75

There has been no change in Dr. Brush's occupation during the past five years.
--------------------------------------------------------------------------------

DAVID L. BURNER                                     Chairman, Chief Executive Officer,
  Director since 1995                               and President
  Member -- Audit Committee,                        The B.F.Goodrich Company
     Organization and Compensation                  (Specialty Chemicals and Aircraft Systems and
     Committee                                      Services)
Age -- 59

Mr. Burner was elected Chairman of the B.F. Goodrich Company in July 1997. He has served as Chief Executive Officer of the B.F. Goodrich Company since December 1996 and as President since December 1995. Prior to his election as President, he served as Executive Vice President of The B.F.Goodrich Company from October 1993 and as Senior Vice President from April 1990. Mr. Burner is a director of The B.F.Goodrich Company and Milacron Inc.
--------------------------------------------------------------------------------

        DIRECTORS WHOSE TERMS END IN 2001                 CURRENT EMPLOYMENT
--------------------------------------------------------------------------------

JOSEPH P. KEITHLEY                                  Chairman, Chief Executive Officer & President,
  Director since 1997                               Keithley Instruments, Inc. (Electronic Test &
  Member -- Governance Committee and                Measurement Products)
     Organization and Compensation
     Committee
Age -- 50

Mr. Keithley has been Chairman of the Board of Keithley Instruments, Inc. since 1991. He has served as Chief Executive Officer of Keithley Instruments, Inc. since November 1993 and as its President since May 1994. He is a director of Keithley Instruments, Inc.
--------------------------------------------------------------------------------

WILLIAM R. ROBERTSON                                Managing Partner, Kirtland Capital Partners (Private
  Director since 1997                               Equity Investments)
  Member -- Audit Committee and
     Organization and Compensation
     Committee
Age -- 57

Mr. Robertson has been a Managing Partner of Kirtland Capital Partners since September 1997. Prior to that time, he was President of National City Corporation from October 1995 until July 1997. He also served as Deputy Chairman from August 1988 until October 1995.
--------------------------------------------------------------------------------

JOHN SHERWIN, JR.                                   President, Mid-Continent Ventures, Inc. (Venture
  Director since 1981                               Capital Company)
  Member -- Audit Committee and
     Organization and Compensation
     Committee
Age -- 60

Mr. Sherwin has been President of Mid-Continent Ventures, Inc. during the past five years.
--------------------------------------------------------------------------------

        DIRECTORS WHOSE TERMS END IN 2000                     CURRENT EMPLOYMENT
--------------------------------------------------------------------------------
GORDON D. HARNETT                                   Chairman of the Board, President and Chief Executive
  Director since 1991                               Officer of the Company
Age -- 56

Mr. Harnett has been Chairman of the Board, President and Chief Executive Officer of the Company during the past five years. He is a director of Essef Corporation, Lubrizol Corporation, MA Hanna Company and National City Bank, Cleveland.
--------------------------------------------------------------------------------

WILLIAM P. MADAR                                    Chairman of the Board,
  Director since 1988                               Nordson Corporation
  Member -- Audit Committee, Governance             (Industrial Application Equipment Manufacturer)
     Committee and Organization
     and Compensation Committee
Age -- 59

Mr. Madar was elected Chairman of the Board of Nordson Corporation effective October 1997. Prior to that time, he served as Vice Chairman of Nordson Corporation from August 1996 until October 1997 and as Chief Executive Officer from February 1986 until October 1997. From February 1986 until August 1996 he also served as its President. He is a director of Lubrizol Corporation, National City Bank, Cleveland and Nordson Corporation.
--------------------------------------------------------------------------------

ROBERT M. MCINNES                                   Business Consultant
  Director since 1977
  Member -- Governance Committee and
     Organization and Compensation
     Committee
Age -- 68

Mr. McInnes was Of Counsel to the law firm of Arter & Hadden from November 1988 to November 1994. Prior to that time he was Group Executive Vice President of Cleveland-Cliffs Inc. He also served as President and Chief Executive Officer of Pickands Mather & Co., which became a wholly-owned subsidiary of Cleveland-Cliffs Inc in December 1986.
--------------------------------------------------------------------------------

DAVID H. HOAG                                       Retired Chairman -- The LTV Corporation
  Director since 1999                               (Integrated Steel Producer and Metal Fabricator)
  Member -- Organization and
     Compensation Committee and
     Governance Committee
Age -- 59

Mr. Hoag retired as Chairman of the Board of the LTV Corporation in January of 1999. He had served as its Chairman since June 1991 and as Chief Executive Officer from February 1991 until September 1998 and President from January 1991 until July 1997. Mr. Hoag is a director of The Chubb Corporation and Lubrizol Corporation. He is also a member of the Federal Reserve Board of Cleveland.
--------------------------------------------------------------------------------

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors maintains, among other committees, an Audit Committee, Governance Committee and Organization and Compensation Committee, the members of which are identified in the above table.

     The Audit Committee held two meetings in 1998. Its principal functions include reviewing the engagement of independent auditors and recommending action by the full Board of Directors with respect thereto; reviewing the scope and results of the audit and any non-audit services performed by such auditors; reviewing the adequacy of the Company's internal auditing, accounting and financial controls; and reviewing with independent auditors their report and opinion upon completion of their audit, including a review of any significant transactions not in the ordinary course of business and compliance with Company policies and code of conduct.

     The Governance Committee held one meeting in 1998. Its principal functions include evaluation of candidates for Board membership (including any nominations of qualified candidates submitted in writing by security holders to the Secretary of the Company), recommendations to the full Board of Directors of candidates to fill executive vacancies that arise from time to time and Board of Directors governance matters.

     The Organization and Compensation Committee held three meetings in 1998. Its principal functions include reviewing executive compensation, taking action where appropriate or making recommendations to the full Board of Directors with respect thereto, recommending the adoption of executive benefit plans, granting stock options and other awards, recommending action on matters relating to management succession and changes in organizational structure and review of the investment of pension assets and funding position of retirement pensions.

     The Board of Directors held seven meetings in 1998. All of the directors attended at least 75% of the total meetings held by the Board of Directors and the Committees on which they served during 1998.

DIRECTOR COMPENSATION

     Each director who is not an officer of the Company receives an annual retainer fee of $16,500 for each calendar year. The Chairman of each Committee (if not an officer) receives an additional $1,000 on an annual basis. In addition, each director who is not an officer of the Company receives a fixed meeting fee of $17,500 on an annual basis.

     The Company maintains a Deferred Compensation Plan for Non-Employee Directors, which was approved by shareholders in 1992. The Plan provides each non-employee director the opportunity to defer receipt of all or a portion of the compensation payable for his services as a director. The Company, in turn, transfers an amount equal to the reduction in compensation to a trust, which amounts are invested, at the director's discretion, in the Company's Common Stock or in accordance with the Company's investment policy. Directors are encouraged to take all or a portion of their compensation in the form of Common Stock. For 1998, directors elected to receive an aggregate of $207,000 ($172,000 for 1999) worth of Common Stock on a deferred basis under this Plan.

     The Company had also maintained a Stock Option Plan for Non-Employee Directors, which was approved by shareholders in 1990. The Stock Option Plan for Non-Employee Directors was replaced by the 1997 Stock Incentive Plan for Non-Employee Directors, which was approved by shareholders in 1998. The Stock Option Plan for Non-Employee Directors authorized a one-time grant of a non-qualified option to purchase shares of Common Stock, at fair market value at the date of grant, to each non-employee director who had never been an employee of the Company. Eleven directors each received a grant between April 1990 and October 1996 for 5,000 shares of Common Stock. Pursuant to a one-year extension of the term of the Plan by the Board of Directors during 1997, one additional director received a grant on June 3, 1997 for 5,000 shares. Each option became exercisable six months after the date of grant and will expire ten years after the date of grant, subject to earlier termination in the event of termination of service on the Board or disability. There are no more shares available under this Plan. Under the 1997 Stock Incentive Plan for Non-Employee Directors, one director received a grant on December 2, 1997 of an option for 5,000 shares at an exercise price of $23.78 and one director received a grant on February 3, 1999 of an option for 5,000 shares at an exercise price of $14.66. In addition, the 1997 Stock Incentive Plan for Non-Employee Directors provides for an automatic grant of 500 deferred shares of Common Stock to each eligible Director on the business day following the annual meeting of shareholders beginning with the 1998 annual meeting. During 1998 eight directors were credited with 500 shares of Common Stock each.

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                            DIRECTORS AND MANAGEMENT

     The following table sets forth information regarding ownership of the Company's Common Stock as of February 19, 1999 by directors, each of the executive officers named in the Summary Compensation Table, all directors and executive officers as a group and certain other persons owning more than 5% of the Company's Common Stock. Unless otherwise indicated, persons named below held sole voting power and sole investment power with respect to their shares of the Company's Common Stock.

                                      SHARES OF COMMON STOCK    PERCENT OF COMMON STOCK
       NON-OFFICER DIRECTORS          BENEFICIALLY OWNED(1)       BENEFICIALLY OWNED
       ---------------------          ---------------------       ------------------
Albert C. Bersticker................           13,196(2)(3)           *
Dr. Charles F. Brush, III...........          237,589(2)(3)(4)      1.4%
David L. Burner.....................           13,427(2)(3)           *
David H. Hoag.......................            1,000
Joseph P. Keithley..................            6,994(2)(3)           *
William P. Madar....................           27,135(2)(3)           *
Robert M. McInnes...................           20,541(2)(3)           *
William R. Robertson................           18,323(2)(3)(5)        *
John Sherwin, Jr....................           30,512(2)(3)(6)        *
NAMED EXECUTIVE OFFICERS
Gordon D. Harnett...................          350,709(2)            2.1%
John J. Paschall....................           15,016(2)              *
Alfonso T. Lubrano..................           13,489(2)              *
Stephen Freeman.....................           62,061(2)              *
Brian J. Derry......................           15,853(2)              *
Carl Cramer.........................           35,934(2)              *
All directors and executive officers
  as a group (including the Named
  Executive Officers) (23 persons)..        1,243,411(7)            7.3%
OTHER PERSONS
Trimark Financial Corporation
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, Ontario, Canada..........        1,952,100(8)            11.5%
Joseph L. Harrosh
  40900 Grimmer Blvd.
  Fremont, California...............        1,270,020(9)            7.5%
Brush Wellman Inc. Savings and
  Investment Plan...................        1,258,906(10)           7.4%
Private Capital Management, Inc.
  3003 Tamiami Trail North
  Naples, Florida...................          964,510(11)           5.7%
Pioneering Management Company
  60 State Street,
  Boston, Massachusetts.............          897,500(12)           5.3%

---------

* Less than 1% of Common Stock.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 (1) Reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission (the "Commission"), under which a person is deemed to be the beneficial owner of a security, for these purposes, if he has or shares voting power or investment power in respect of such security or has the right to acquire such security within 60 days. The shares shown in the table include shares credited to the account of each executive officer under the Company's Savings and Investment Plan. The shares shown in the table do not purport to represent beneficial ownership for any purpose other than compliance with the Commission's reporting requirements.

 (2) Includes shares covered by outstanding options exercisable within 60 days, as follows: Mr. Harnett, 315,000; Mr. Paschall, 9,300; Mr. Lubrano, 6,800; Mr. Freeman, 55,000; Mr. Derry, 11,000; Mr. Cramer, 29,000; and 5,000 for
     each of Messrs. Bersticker, Brush, Burner, Keithley, Madar, McInnes, Robertson, and Sherwin. Also includes Performance Restricted Shares granted in 1998 pursuant to the 1995 Stock Incentive Plan, which are subject to forfeiture if performance goals are not met, as follows: Mr. Harnett, 11,606; Mr. Paschall, 1,915; Mr. Lubrano, 1,990; Mr. Freeman, 3,869; Mr.
     Derry, 3,385; and Mr. Cramer, 4,269.

 (3) Includes shares deferred under the Deferred Compensation Plan for Non-Employee Directors, and 1997 Stock Incentive Plan for Non-Employee Directors as follows: Mr. Bersticker, 7,696; Dr. Brush, 9,153; Mr. Burner, 8,427; Mr. Keithley, 994; Mr. Madar, 20,935; Mr. McInnes, 11,441; Mr.
     Robertson, 2,823; and Mr. Sherwin, 7,383.

 (4) Includes 40,000 shares owned by the Charles F. Brush III Charitable Remainder Unitrust of which Dr. Brush is trustee and 3,000 shares owned by Dr. Brush's wife, as to all of which Dr. Brush disclaims ownership. The shares shown in the table do not include 100,000 shares held in trust for Dr. Brush's wife by their children as trustees. Dr. Brush disclaims ownership of all such shares.

 (5) Includes 500 shares owned by Mr. Robertson's wife of which Mr. Robertson disclaims ownership.

 (6) Includes 7,326 shares owned by Mr. Sherwin's wife and children and 3,008 shares held by Mr. Sherwin as Trust advisor of a charitable remainder trust, as to all of which Mr. Sherwin disclaims beneficial ownership.

 (7) Includes 700,900 shares subject to outstanding options held by officers and directors and exercisable within 60 days.

 (8) Information regarding share ownership was obtained from Amendment No. 6 to
     Schedule 13G filed with the Commission on February 1, 1999.

 (9) Information regarding share ownership was obtained from Schedule 13G filed with the Commission on February 2, 1999.

(10) The Northern Trust Company, Chicago, Illinois, trustee for the Brush Wellman Inc. Savings and Investment Plan holds the shares in trust. All participants share voting power with the trustee of the Plan with respect to shares credited to their account.

(11) Information regarding share ownership was obtained from Schedule 13G filed with the Commission on February 16, 1999.

(12) Information regarding share ownership was obtained from Schedule 13G filed with the Commission on January 8, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act") requires the Company's Directors and officers and persons who own 10% or more of a registered class of the Company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, officers and 10% or greater shareholders are required by SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received, and written representations by such persons, the Company believes that all of its Directors and officers complied with all filing requirements applicable to them with respect to transactions in the Company's equity securities during the fiscal year ended December 31, 1998, except that the Form 3 of William R. Seelbach, President, Alloy Products, was filed 5 days late. In addition, the annual grant of stock options was inadvertently omitted from the 1997 Form 5 reports of all executive officers. The grants have been included on the 1998 Form 5 reports.

                         EXECUTIVE OFFICER COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table sets forth total annual compensation earned during the Company's last three fiscal years by the Chief Executive Officer and by the four most highly compensated executive officers, and one former executive officer, other than the Chief Executive Officer.

                                                                     LONG TERM
                                   ANNUAL COMPENSATION(1)           COMPENSATION
                                ----------------------------    --------------------
                                                                  AWARDS     PAYOUTS
                                                                ----------   -------
                                                                SECURITIES
           NAME AND                                             UNDERLYING    LTIP      ALL OTHER
          PRINCIPAL                                              OPTIONS     PAYOUTS   COMPENSATION
           POSITION             YEAR   SALARY($)    BONUS($)       (#)       ($)(2)       ($)(3)
          ---------             ----   ---------    --------    ----------   -------   ------------
Gordon D. Harnett               1998    435,163(4)       --       30,000         --       70,169(4)
Chairman of the Board,          1997    398,879(5)  160,846(6)    40,000         --       18,001(5)
President and Chief             1996    366,222(5)  201,171(6)        --    170,145       16,305(5)
Executive Officer
John J. Paschall                1998    158,923(4)   84,700        6,000     26,081        6,802(4)
President, Williams             1997    133,759(5)   67,807        6,000         --        5,031(5)
Advanced Materials Inc.         1996    125,580(5)   33,952           --         --           --(5)
Alfonso T. Lubrano              1998    165,143(4)    9,360        6,000     47,866       10,495(4)
President, Technical            1997    139,338(5)   85,368        6,000         --        6,024(5)
Materials, Inc.                 1996    125,440(5)   72,611           --     46,146        5,101(5)
Stephen Freeman                 1998    206,537(4)       --        6,000         --       17,585(4)
Vice President,                 1997    176,438(5)   50,054        9,000         --        7,602(5)
Alloy Products                  1996    162,726(5)   76,958           --     53,595        6,721(5)
Brian J. Derry                  1998    181,480(4)       --           --         --        6,044(4)
Vice President,                 1997    127,884      20,000           --         --        3,138
Operations                      1996         --          --           --         --           --
------------------------------
Carl Cramer(7)                  1998    228,868(4)       --        6,000         --        8,705(4)
Former Vice President           1997    213,916(5)   61,316        9,000         --        8,773(5)
Finance and Chief               1996    200,850(5)   78,507           --     66,167        8,285(5)
Financial Officer

---------------

(1) No compensation was paid to any of the named executive officers that requires disclosure as "Other Annual Compensation."

(2) Payouts in 1998 reflect Performance Restricted Shares and Performance Shares awarded in 1996 which were earned by the named Executive Officers for the performance period 1996 through 1998, valued at the Company's Common stock price at February 2, 1999 plus accumulated dividends earned on those shares. Payouts in 1996 reflect Performance Restricted Shares awarded in 1995, which were earned by the named Executive Officers for the performance period 1995 through 1996, valued at the Company's Common stock price at February 4, 1997 plus accumulated dividends earned on those shares. Performance Restricted Shares and Performance Shares awarded in 1998 are indicated on the table on page 11.

(3) Except as noted in (4), and (5) amounts in All Other Compensation consist of Company matching contributions to the Brush Wellman Inc. Savings and Investment Plan.

(4) Salary for 1998 includes compensation the executive elected to replace with options to purchase property other than Brush Wellman securities under the Company's Key Employee Share Option Plan as follows: Mr. Harnett, $22,292; Mr. Paschall, $4,004; Mr. Lubrano, $9,051; Mr. Freeman, $9,659; Mr. Derry, $2,489 and Mr. Cramer $35,119. All Other Compensation for 1998 includes amounts in connection with options to purchase property other than Brush Wellman securities under the Company's Key Employee Share Option Plan as follows: Mr. Harnett, $65,369; Mr. Paschall, $2,002; Mr. Lubrano, $5,695; Mr. Freeman, $12,785; Mr. Derry, $1,244 and Mr. Cramer, $12,443. The Key Employee Share Option Plan provides for options covering property with an initial value equal to the amount of compensation they replace, divided by 75%, and with an exercise price equal to the difference between that amount and the amount of compensation replaced. Thus, the executive may realize the increase or decrease in market value of the entire amount of the property covered by the option, including the exercise price.

(5) Salary for 1997 and 1996 includes deferred compensation as follows: Mr. Harnett, $19,385 and $18,202; Mr. Paschall, $463 and $0; Mr. Lubrano, $4,081
    and $2,002; Mr. Freeman, $9,340 and $7,401; and Mr. Cramer, $13,242 and
    $12,652; each respectively. All Other Compensation for 1997 and 1996 includes deferred compensation in respect of Company matching credits under the Brush Wellman Inc. Supplemental Retirement Benefit Plan as follows: Mr. Harnett, $13,201 and $12,228; Mr. Paschall $231 and $0; Mr. Lubrano, $1,224 and $601; Mr. Freeman, $2,802 and $2,221; and Mr. Cramer, $3,973 and $7,575;
    each respectively.

(6) Bonus for 1997 and 1996 includes deferred compensation of $3,868 and $7,018 respectively.

(7) Mr. Cramer, a former employee, was an executive officer through December 2, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table provides information about stock options exercised by the executive officers who are included in the Summary Compensation Table and the value of such officers' unexercised options at December 31, 1998.

                                                                NUMBER OF
                                                          SECURITIES UNDERLYING   VALUE OF UNEXERCISED
                                                           UNEXERCISED OPTIONS        IN-THE-MONEY
                                   SHARES                    AT DECEMBER 31,            OPTIONS
                                  ACQUIRED      VALUE            1998(#)            AT DECEMBER 31,
                                 ON EXERCISE   REALIZED       EXERCISABLE/        1998($) EXERCISABLE/
             NAME                    (#)         ($)          UNEXERCISABLE          UNEXERCISABLE
             ----                -----------   --------   ---------------------   --------------------
Gordon D. Harnett                      --           --          315,000/               $452,363/
                                                                      --                      --
John J. Paschall                       --           --            9,300/               $  5,414/
                                                                      --                      --
Alfonso T. Lubrano                  7,500      $60,408            6,800/               $  1,350/
                                                                      --                      --
Stephen Freeman                        --           --           55,000/               $ 84,413/
                                                                      --                      --
Brian J. Derry                         --           --           11,000/                    -0-/
                                                                      --                      --
Carl Cramer                            --           --           29,000/               $ 11,238/
                                                                      --                      --

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information about stock option grants during 1998 to the executive officers who are included in the Summary Compensation Table. There was one grant of options to the named executive officers during the year.

                                                INDIVIDUAL GRANTS
                                 -----------------------------------------------
                                              % OF TOTAL                           POTENTIAL REALIZABLE VALUE AT
                                               OPTIONS                                ASSUMED ANNUAL RATES OF
                                   (#) OF      GRANTED                                         STOCK
                                 SECURITIES       TO       EXERCISE                     PRICE APPRECIATION
                                 UNDERLYING   EMPLOYEES    OR BASE                        FOR OPTION TERM
                                  OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------------
             NAME                 GRANTED        YEAR       ($/SH)       DATE      0%($)    5%($)       10%($)
             ----                ----------   ----------   --------   ----------   -----   --------   ----------
Gordon D. Harnett                  30,000       14.95       $26.72     5/5/2008     $0     $504,122   $1,277,544
John J. Paschall                    6,000        2.99       $26.72     5/5/2008     $0     $100,824   $  255,509
Alfonso T. Lubrano                  6,000        2.99       $26.72     5/5/2008     $0     $100,824   $  255,509
Stephen Freeman                     6,000        2.99       $26.72     5/5/2008     $0     $100,824   $  255,509
Brian J. Derry                      6,000        2.99       $26.72     5/5/2008     $0     $100,824   $  255,509
Carl Cramer                         6,000        2.99       $26.72     5/5/2008     $0     $100,824   $  255,509

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

     The table below presents information about Performance Restricted Shares and Performance Shares awarded during the year pursuant to the 1995 Stock Incentive Plan. Each Performance Restricted Share and Performance Share that is earned entitles the holder to receive Common shares in accordance with the table, depending on the degree of achievement of a specified Company objective. In addition, an amount equal to 50% of the value of Performance Restricted Shares and Performance Shares earned is treated as Performance Units, which are applied to offset amounts required to be withheld for taxes.

                                                      PERFORMANCE
                                      NUMBER OF        OR OTHER
                                    SHARES, UNITS    PERIODS UNTIL
                                      OR OTHER       MATURATION OR
               NAME                 RIGHTS(#)(1)        PAYOUT
               ----                 -------------    -------------
Gordon D. Harnett                      17,409           3 Years
John J. Paschall                        2,873           3 Years
Alfonso T. Lubrano                      2,985           3 Years
Stephen Freeman                         5,804           3 Years
Brian J. Derry                          5,078           3 Years
Carl Cramer                             6,404           3 Years

---------------
(1) Amounts listed represent the aggregate numbers of Performance Restricted Shares and Performance Shares awarded during 1998. The number of Performance Restricted Shares included in the table for each named executive officer is as follows: Mr. Harnett 11,606; Mr. Paschall 1,915; Mr. Lubrano 1,990; Mr. Freeman 3,869; Mr. Derry 3,385; and Mr. Cramer 4,269. The number of Performance Shares included in the table for each named executive officer is as follows: Mr. Harnett, 5,803; Mr. Paschall, 958; Mr. Lubrano, 995; Mr. Freeman, 1,935; Mr. Derry 1,693; and Mr. Cramer, 2,135.

     Performance Restricted Shares are issued at the time of award subject to forfeiture and the Performance Shares are issued only at the end of the performance period assuming the objectives are achieved. The Organization and Compensation Committee established a threshold, target and maximum, based solely on stock price appreciation, over a three year period as the management objective for determining such award. If the management objective is attained at the threshold level, 25% of the Performance Restricted Shares will become nonforfeitable. All of the Performance Restricted Shares will be earned if performance attains the target level. If the management objective is attained over the threshold level, but less than the target level, a proportionate number of Performance Restricted Shares will become nonforfeitable. If the management objective is at the maximum level, all of the Performance Shares will be earned. If the management objective is attained at a level between the target and maximum levels of achievement, a proportionate number of Performance Shares will be earned.

              REPORT OF ORGANIZATION AND COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

     The Organization and Compensation Committee of the Board of Directors (the "Committee") is composed of all independent, nonemployee directors of the Board. The Committee is responsible for developing and making policy recommendations to the Board with respect to the Company's executive compensation. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the Chief Executive Officer (the "CEO") and each of the other executive officers of the Company.

  COMPENSATION PHILOSOPHY -- PAY FOR PERFORMANCE

     The Committee's Compensation philosophy is to recognize superior results with superior monetary rewards. Where results are below expectation, pay will directly reflect the less-than-targeted performance.

  TOTAL COMPENSATION STRATEGY

     The executive compensation strategy is to attract and retain qualified executives and to provide appropriate incentives to achieve the long-term success of the Company and to enhance shareholder value over the long term. The Company employs a total compensation strategy, taking into consideration base pay, annual performance compensation and long-term incentives. Base salary is generally established at moderately competitive levels, and greater weight is put on the performance-driven portions of the compensation package.

     In late 1997, the Committee and management initiated an in-depth study of the Company's total compensation practices for executives. The Company retained the services of a nationally recognized compensation consultant to conduct the study. The consultant utilized a variety of published and proprietary surveys to determine appropriate total compensation levels for each position. These surveys included data gathered from numerous companies in the metals industry and general manufacturing, including surveys focusing on comparably-sized companies. Accordingly, the survey samples were substantially broader than the group of other companies used on the performance graph.

  BASE SALARY

     Base salaries are established by the Committee based on an executive's job responsibilities, level of experience, individual performance and contribution to the business. As a result of the above-mentioned total compensation study, executive base salary changes in 1998 were reflective of adjustments to those executives whose base salaries were less than market median (50th percentile) and general market increases of approximately 3% for those who were already at that level. The CEO's base salary was determined to be slightly less than market median, and was, therefore, increased by the Committee by 5% from $400,000 to $420,000.

  ANNUAL PERFORMANCE COMPENSATION

     A Management Performance Compensation Plan (the "Plan") provides for annual, single-sum cash payments that are based on achieving preestablished financial objectives. These objectives are established by the Committee on an annual basis. The CEO's annual performance compensation is based entirely on financial performance and is 100% dependent on total Company results. The other executive officers' annual performance compensation is also completely based on financial performance and is dependent on Company results and/or relevant business unit results.

     The percentage of base salary available for annual performance compensation under the Plan varies according to the level of the individual's responsibility. The CEO may attain 52% of base pay for achieving the targeted objective, 104% for exceeding the maximum objective, and

0% if the minimum objective is not attained. Likewise, the other executive officers may achieve 37%, 74% and 0%, respectively. In 1998, the Company's minimum objective, which was based on earnings per share, was not achieved. As a result, the CEO did not receive a payout from the Plan. In addition, with the exception of the Presidents of Williams Advanced Materials and Technical Materials Inc., the other executives did not receive a payout from the Plan.

  LONG-TERM INCENTIVES

                              STOCK INCENTIVE PLAN

     The shareholder-approved 1995 Stock Incentive Plan (the "Incentive Plan") was designed to afford the Committee flexibility in making awards to align the Company's long-term incentives with shareholder interest. The Incentive Plan provides the Committee the ability to design stock-based incentives for the achievement of superior results over three-year periods.

     In accordance with the Incentive Plan, in early 1996, the Committee granted performance-based awards based on management objectives to be measured over a three-year performance period beginning January 1, 1996, through December 31, 1998. Eligible participants were granted combined awards of Performance Restricted Shares and Performance Shares, which are earned only if the management objectives specified by the Committee are reached during the performance period. All of the Performance Restricted Shares covered by an award could be earned if the management objectives set by the Committee are attained at target level. Performance Shares, however, could only become payable for performance above target.

     The Committee established return on invested capital ("ROIC") as the Company's objective for the performance period January 1, 1996, through December 31, 1998. Since the level of ROIC attained did not meet the minimum objective, there were no awards earned from the Incentive Plan. The CEO forfeited the 19,639 Performance Restricted Shares that were granted him in 1996 and there were no Performance Shares earned.

     The Presidents of Williams Advanced Materials and Technical Materials Inc. had objectives based on return on assets ("ROA") during the 1996 through 1998 performance period and, based on the level of ROA attained, both received awards from the Incentive Plan. They were the only executives to receive performance awards payouts for the performance period.

     In early 1998, the Committee granted new performance awards with management objectives based solely on stock price appreciation for a three-year performance period from January 1, 1998, through December 31, 2000, under the Incentive Plan. Eligible participants were granted combined awards consisting of Performance Restricted Shares, Performance Shares and Performance Units which will be earned only if the management objectives are reached during the performance period. (Performance Units, which had not been awarded previously under the Incentive Plan, mirror the performance of the stock, are paid in cash and are intended to offset tax withholding obligations. The use of Performance Units in this award period does not increase the overall opportunity as compared to the prior award period.) The amount of each of these awards was established by applying a factor to the base salary in effect on January 1, 1998, for each eligible individual. The CEO's 1998-2000 award gives him the opportunity to earn Performance Restricted Shares equivalent to 66.6% of his base pay and Performance Units equivalent to 33.3% of his base pay, based on the average stock price at the day of grant (January 27, 1998). The CEO was granted 11,606 Performance Restricted Shares and 5,803 Performance Units which will be forfeited to the extent the goal specified by the Committee is not met. In addition, he will be eligible to receive 5,803 Performance Shares and 2,902 Performance Units only if, and to the extent that, the performance over the three-year period exceeds target.

     The other executive officers received similar performance awards in accordance with the Incentive Plan and such awards are also based solely on stock price appreciation. Their opportunity to receive a combination of Performance Restricted Shares and Performance Units for the 1998-2000 performance period was equivalent to 45% to 70% of base pay in effect on January 1, 1998. As in the case of the CEO, these Performance Restricted Shares and Performance Units will be forfeited to the extent the performance goal is not met. In addition, one half the number of Performance Restricted Shares were granted in the form of Performance Shares and one half the number of the Performance Restricted Shares and Performance Shares were granted in additional Performance Units. As in the case of the CEO, these Performance Shares and Performance Units will be received only if and to the extent that the performance exceeds target.

                                 STOCK OPTIONS

     Stock Options are typically granted annually to executives and other selected employees whose contributions and skills are important in the long-term success of the Company. The options are granted with an exercise price equal to the market price of the Company's stock on the day of grant and vest over a period of up to four years and expire after ten years.

     In 1998, a total of 134 selected employees were awarded options. The overall number of option shares granted was approximately 1.1% of total shares outstanding.

     The Committee established a range of potential option awards for the CEO and executive officers based on the above-mentioned total compensation study. The specific number of stock options granted to an executive is determined by the Committee based upon the individual's level of responsibility, recommendations by management, and a subjective judgment of the Committee of the executive's contribution to the performance of the corporation. The number of options currently held by each executive is not taken into consideration. In 1998, the Committee granted the CEO a stock option covering 30,000 shares of Brush Wellman common stock.

     The Company has continued a limited share buyback program in 1998 to offset for stock dilution that may occur as a result of the above programs.

  DEDUCTIBILITY OF COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     In 1993, Congress enacted Section 162(m) of the Internal Revenue Code of 1986, effective for tax years beginning in 1994. This legislation precludes a public corporation from taking a deduction for compensation in excess of $1 million per year for its CEO or any of its four other highest-paid executive officers. However, certain performance-based compensation is specifically exempt from the deduction limit. The limitation has no immediate applicability to the Company. However, any compensation derived from Performance Restricted Shares or Performance Shares awarded under the Incentive Plan is expected to be exempt from the limit on corporate tax deductions.

     The foregoing report has been furnished by the Committee.

                                            William P. Madar (Chairman)
                                            Albert C. Bersticker
                                            Charles F. Brush, III
                                            David L. Burner
                                            Joseph P. Keithley
                                            Robert M. McInnes
                                            William R. Robertson
                                            John Sherwin, Jr.

CUMULATIVE TOTAL SHAREHOLDER RETURN

     The following graph sets forth the cumulative shareholder return on the Company's Common Stock as compared to the cumulative total return of (a) the S&P 500 Index for the five year period ending December 31, 1998, and (b) a self-constructed index consisting of the Company, Cabot Corporation, Carpenter Technology Corp., Chase Brass Industries Inc., Olin Corporation, Precision Castparts Corp. and Worthington Industries, Inc.(1)

                    COMPARISON OF FIVE YEAR TOTAL RETURN(2)

                                                 BRUSH WELLMAN INC.                S&P 500             SELF-CONSTRUCTED INDEX
                                                 ------------------                -------             ----------------------
1993                                                   100.00                      100.00                      100.00
1994                                                   123.00                      101.00                      105.00
1995                                                   124.00                      139.00                      162.00
1996                                                   121.00                      171.00                      164.00
1997                                                   188.00                      229.00                      193.00
1998                                                   140.00                      294.00                      150.00

(1) The Company is a leading international producer and supplier of beryllium, beryllium containing alloys, beryllia ceramic, engineered material systems, precious metal and specialty alloy products. Most competitors are either divisions or subsidiaries of larger corporations, or privately-held companies. As such, the Company does not fit easily into any standardized peer company listing. A customized peer group has been developed, consisting of specialty engineered materials producers that either compete directly with the Company for major portions of their business, operate using similar production technologies, or serve similar markets. During 1998, Handy and Harmon Inc., formerly included in the Company's 1998 Self-Constructed Index was acquired by WHX Corporation.

(2) Assumes that the value of the Company's Common Stock and each index was $100 on December 31, 1993 and that all dividends were reinvested.

PENSION AND RETIREMENT BENEFITS

     The Brush Wellman Pension Plan for Salaried Employees is a defined benefit plan under which Messrs. Harnett, Freeman, Derry and Cramer are currently accruing benefits. The Technical Materials, Inc. Pension Plan is a defined benefit plan under which Mr. Lubrano is currently accruing benefits. The Williams Advanced Materials Inc. Retirement Plan is a defined benefit plan under which Mr. Paschall is currently accruing benefits. The following tables show the estimated annual pension benefits under the respective qualified pension plan as well as benefits provided under the Company's Supplemental Retirement Benefit Plan, to the extent that they supplement benefits provided under the respective qualified pension plan, which would be payable, without reduction for any optional form of payment, to employees in various compensation classifications upon retirement at age 65 after selected periods of service.

                           TABLE FOR PARTICIPANTS OF
               BRUSH WELLMAN PENSION PLAN FOR SALARIED EMPLOYEES

FINAL AVERAGE                     YEARS OF SERVICE AT AGE 65
 ANNUAL PAY     ---------------------------------------------------------------
  AT AGE 65     10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-------------   --------   --------   --------   --------   --------   --------
  $150,000      $ 19,128   $ 28,692   $ 38,256   $ 47,820   $ 57,384   $ 66,948
   200,000        26,271     39,406     52,542     65,677     78,813     91,948
   300,000        40,557     60,835     81,113    101,391    121,670    141,948
   400,000        54,842     82,263    109,685    137,106    164,527    191,948
   500,000        69,128    103,692    138,256    172,820    207,384    241,948
   600,000        83,414    125,121    166,827    208,534    250,241    291,948
   700,000        97,699    146,549    195,399    244,249    293,098    341,948
   800,000       111,985    167,978    223,970    279,963    335,955    391,948
   900,000       126,271    189,406    252,542    315,677    378,813    441,948

                           TABLE FOR PARTICIPANTS OF
                     TECHNICAL MATERIALS, INC. PENSION PLAN

FINAL AVERAGE                YEARS OF SERVICE AT AGE 65
 ANNUAL PAY     ----------------------------------------------------
  AT AGE 65     10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
-------------   --------   --------   --------   --------   --------
  $150,000      $19,154    $28,731    $38,308    $47,884    $ 57,461
   200,000       25,538     38,308     51,077     63,846      76,615
   300,000       38,308     57,461     76,615     95,769     114,923

                           TABLE FOR PARTICIPANTS OF
                WILLIAMS ADVANCED MATERIALS INC. RETIREMENT PLAN

FINAL AVERAGE                     YEARS OF SERVICE AT AGE 65
 ANNUAL PAY     ---------------------------------------------------------------
  AT AGE 65     10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS
-------------   --------   --------   --------   --------   --------   --------
  $150,000      $20,295    $30,443    $ 40,590   $ 50,738   $ 60,885   $ 71,033
   200,000       27,795     41,693      55,590     69,488     83,385     97,283
   300,000       42,795     64,193      85,590    106,988    128,385    149,783
   400,000       57,795     86,693     115,590    144,488    173,385    202,283

     The compensation covered by the respective qualified pension plan and the Supplemental Retirement Benefit Plan is regular base salary, sales commissions, and certain performance compensation. The compensation covered by these plans is the same as the amounts shown in the salary, bonus, and certain amounts of the LTIP Payouts columns of the Summary Compensa-tion Table on page 9. Credited service for pension benefit purposes for Messrs. Harnett, Cramer, Derry, Freeman, Lubrano and Paschall is 21, 4, 1, 6, 6, and 10, respectively. The Supplemental Retirement Benefit Plan adds 14 years to Mr. Harnett's Brush Wellman Inc. pension service. The amounts shown in the above tables are computed on the basis of a straight-life annuity (for the employee's life only). The benefits shown in the Brush Wellman pension plan table are subject to reductions, in the case of Mr. Harnett, for certain pension benefits from previous employers.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with certain senior executives, including all of the executive officers named in the Summary Compensation Table on page 9. These agreements provide certain benefits to the senior executives in the event there is a change in control of the Company. The material aspects of the employment agreements are summarized below.

     In general, a change in control of the Company is deemed to have occurred whenever:

          (i) the Board of Directors fails to include a majority of directors who are either "Original Directors" (those in office on February 20, 1989) or "Approved Directors" (those who, after February 20, 1989, are elected, or are nominated for election by the shareholders, by a vote of at least two-thirds of the Original Directors and the Approved Directors, if any);

          (ii) any "person" (as defined in Section 1701.01(G) of the Ohio General Corporation Law) shall have accumulated shares exceeding specified threshold levels (one-fifth, one-third or a majority) of the Company's voting power without first having obtained the shareholder approval required by, and otherwise complied with, the Ohio Control Share Acquisition Act (principally Section 1701.831 of the Ohio General Corporation Law); or

          (iii) the Board of Directors determines in good faith that (a) any particular actual or proposed accumulation of Company shares, tender offer, merger, consolidation, sale of assets, proxy contest or other event or series of events will, or is likely to, if carried out, result in a situation specified in (i) or (ii) above and (b) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the agreements, if the agreements thereupon become immediately operative.

In the event of such a change in control, each executive will (if then an employee of the Company) remain employed in substantially his then position for at least four years (three years under the agreements for Messrs. Paschall and Lubrano) or, if earlier, until the first to occur of the death of the executive or his reaching age 65 (the "Window Period"). During the Window Period, he will receive an annual amount at least equal to his salary rate in effect at the beginning of the Window Period (or, if higher, his salary rate at any time during the two full calendar years immediately preceding the change in control) plus the highest incentive compensation award received by him in any of the prior three years. In addition, he is entitled during the Window Period to continue to participate in all Company benefit plans in which he was participating and to receive all perquisites which were available to him (or to other benefits and perquisites at the same level as those he enjoyed) at the time of the change in control.

     After a change in control, the executive may be terminated by the Company for "cause" (the commission of a felony). If he is terminated without cause, or if he terminates for any of the specified reasons described below, he will be entitled to receive in a lump sum payment the present value of the remaining aggregate direct remuneration (salary and incentive compensation) which would otherwise have been paid to him for the remainder of the Window Period. The Company is obligated to secure these payments through a trust to be funded at or prior to the time of any change in control. The executive will also be entitled in such a case to the continuation of benefits and perquisites. The agreements include procedures intended to provide that none of the foregoing will constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In general, tax penalties would be imposed on the executive and the Company if any of the foregoing were determined to constitute parachute payments. The agreements for Messrs. Paschall and Lubrano contain comparable provisions that limit payments to each of them to two times their average taxable income for a period of 5 years.

     The executive may terminate employment with the Company and still be entitled to receive the payments specified above in the event of: (a) his good faith determination that, due to changed circumstances significantly affecting his position with the Company, he is unable to carry out his duties and responsibilities; (b) any reduction in compensation or any substantial reduction in position; or (c) any requirement that he have as his principal office any place more than 50 miles from his principal residence at the time of the change in control.

     If the executive is terminated without cause, or if the executive terminates for any of the reasons specified above, he is, in general, obligated for a period of two years (or, if less, the balance of the Window Period) to use reasonable efforts to seek other comparable employment. He is also generally obligated to pay over to the Company 50% of all employment income from other employers earned by him during that time and is subject for the same time to specified prohibitions on competition.

     The Company is obligated to pay all attorneys' and related fees and expenses incurred by an executive as a result of the Company's failure to perform its obligations under his agreement or as a result of specified challenges to the validity or enforceability of, or the executive's performance under, such agreement. This obligation of the Company must be secured by insurance or as the Board of Directors otherwise determines.

     In determining whether the Window Period commences, the agreements continue for five years. They will thereafter continue for successive two year increments unless either the Company or the executive gives a specified notice to the other.

                          2.  APPOINTMENT OF AUDITORS

     The Board of Directors recommends ratification and approval of the appointment of Ernst & Young LLP, independent auditors, to audit the books and accounts of the Company for the year 1999. This proposal will be approved if a majority of the votes cast on this proposal at the annual meeting are in favor of the proposal.

     It is expected that a representative of Ernst & Young LLP will attend the meeting, with the opportunity to make a statement if he so desires and will be available to answer appropriate questions.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     The Company must receive by November 17, 1999, any proposal of a stockholder intended to be presented at the 2000 annual meeting of stockholders of the Company (the "2000 Meeting") and to be included in the Company's proxy, notice of meeting and proxy statement related to the 2000 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals should be submitted by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2000 Meeting ("Non-Rule 14a-8 Proposals") must be received by the Company by January 31, 2000 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2000 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 31, 2000.

                                    GENERAL

     The Company does not know of any matters to be brought before the meeting except as indicated in the notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his own judgment.

By order of the Board of Directors.

                                                     BRUSH WELLMAN INC.

                                                    MICHAEL C. HASYCHAK
                                                         Secretary

Cleveland, Ohio
March 15, 1999

                                  DETACH CARD
--------------------------------------------------------------------------------

BRUSH WELLMAN INC. -- PROXY
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Gordon D. Harnett, or if he is unable or unwilling to act, then Michael C. Hasychak, with full power of substitution, to vote and act for and in the name of the undersigned as fully as the undersigned could vote and act if personally present at the annual meeting of shareholders of Brush Wellman Inc. to be held on May 4, 1999 and at any adjournment or postponement thereof:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND 2

    1. ELECTION OF DIRECTORS, Nominees:               WITHHOLD AUTHORITY        [ ]
      FOR all nominees listed below        [ ]        to vote for all nominees listed below
      (except as indicated to the contrary below)

            Albert C. Bersticker, Charles F. Brush III, David L. Burner

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. Confirming the appointment of Ernst & Young LLP as independent auditors of the Company.

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

   3. In accordance with his judgment upon any other matter properly presented.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

PROXY NO.                                                              SHARES

(Continued from the other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                                                     Dated................, 1999

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     Joint owners should each
                                                     sign. When signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please add your
                                                     title as such.

                                       PLEASE SIGN, DATE AND RETURN YOUR PROXY
                                                       PROMPTLY
                                      IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                       POSTAGE.

                                  DETACH CARD
--------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE NORTHERN TRUST COMPANY, TRUSTEE UNDER THE BRUSH WELLMAN INC. PAYSOP

Pursuant to section 6.8 of the Brush Wellman Inc. Savings and Investment Plan, the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Wellman Inc. credited to the undersigned's PAYSOP Contribution Account under the Plan on the record date for the annual meeting of shareholders of Brush Wellman Inc. to be held on May 4, 1999 and at any adjournment or postponement thereof, on the following matters as checked below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND 2

    1. ELECTION OF DIRECTORS, Nominees:               WITHHOLD AUTHORITY        [ ]
      FOR all nominees listed below        [ ]        to vote for all nominees listed below
      (except as indicated to the contrary below)

            Albert C. Bersticker, Charles F. Brush III, David L. Burner

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. Confirming the appointment of Ernst & Young LLP as independent auditors of the Company.

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

   3. In accordance with his judgment upon any other matter properly presented.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL NOT VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS CARD IS EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                                                     Dated................, 1999

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                      PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                                   CARD PROMPTLY
                                     IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                      POSTAGE.

                                  DETACH CARD
--------------------------------------------------------------------------------

CONFIDENTIAL VOTING INSTRUCTIONS
TO: THE NORTHERN TRUST COMPANY, TRUSTEE UNDER THE BRUSH WELLMAN INC. SAVINGS AND INVESTMENT PLAN.

Pursuant to section 6.8 of the Brush Wellman Inc. Savings and Investment Plan, the undersigned as a participant in the Plan hereby directs the Trustee to vote (in person or by proxy) all shares of Common Stock of Brush Wellman Inc. credited to the undersigned's account (other than shares credited under the PAYSOP Contribution Account) under the Plan on the record date for the annual meeting of shareholders of Brush Wellman Inc. to be held on May 4, 1999 and at any adjournment or postponement thereof, on the following matters as checked below:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN PROPOSAL 1 AND 2

    1. ELECTION OF DIRECTORS, Nominees:               WITHHOLD AUTHORITY        [ ]
      FOR all nominees listed below        [ ]        to vote for all nominees listed below
      (except as indicated to the contrary below)

            Albert C. Bersticker, Charles F. Brush III, David L. Burner

   INSTRUCTION: (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
                THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW)

   -----------------------------------------------------------------------------

   2. Confirming the appointment of Ernst & Young LLP as independent auditors of the Company.

         [ ]  FOR                  [ ]  AGAINST                [ ]  ABSTAIN

   3. In accordance with his judgment upon any other matter properly presented.

                    (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

                                  DETACH CARD
--------------------------------------------------------------------------------

(Continued from the other side)

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. THE TRUSTEE SHALL VOTE SHARES OF THE COMPANY FOR WHICH IT DOES NOT RECEIVE INSTRUCTIONS IN THE SAME PROPORTION AS SUCH SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD WILL BE SEEN ONLY BY AUTHORIZED PERSONNEL OF THE TRUSTEE. THE SHARES REPRESENTED BY THIS CARD WILL BE VOTED AS DIRECTED, OR IF DIRECTIONS ARE NOT INDICATED BUT THIS CARD IS EXECUTED AND RETURNED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR ITEM 2.

                                                     Dated................, 1999

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Signature

                                                     ...........................
                                                     Title

                                                     NOTE: Please sign exactly
                                                     as name appears hereon.
                                                     When signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     add your title as such.

                                      PLEASE SIGN, DATE AND RETURN YOUR VOTING
                                                   CARD PROMPTLY
                                     IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO
                                                      POSTAGE.